Exhibit 99.1
Elkin, NC 28621
August 13, 2007
Press Release
For Immediate Release
Yadkin Valley Financial Corporation Presents Information to Investors
Yadkin Valley Financial Corporation (Nasdaq: YAVY — news) presents information to investors at the Howe Barnes Hoefer & Arnett Annual Bank Conference, being held in Chicago, Illinois on August 13th and 14th. Edwin Laws, Vice President and Chief Financial Officer, and Steve Robinson, Executive Vice President, will present at the conference on Monday, August 13th and Tuesday, August 14th. The Company’s Power Point slide presentation will also be available on the Bank’s website by noon on Monday, August 13, 2007.
Yadkin Valley Bank and Trust Company, a community bank headquartered in Elkin, North Carolina, serves customers from twenty-four full-service banking offices located in the piedmont, foothills and northwest mountains of North Carolina. Offices are located in Jefferson and West Jefferson (Ashe County), Elkin (Surry County), North Wilkesboro and Wilkesboro (Wilkes County), East Bend, Jonesville and Yadkinville (Yadkin County), and Pfafftown (Forsyth County) . The offices in Mooresville and Statesville (Iredell County), Cornelius and Huntersville (Mecklenburg County) are operated under the assumed name “Piedmont Bank.” Offices in Boone (Watauga County) and Linville (Avery County) are operated under the assumed name “High Country Bank.” On April 16, 2007, the Bank opened a loan production office in Wilmington, North Carolina under the Yadkin Valley Bank name. Sidus Financial, LLC, as subsidiary of the Bank, provides mortgage lending services to customers in North Carolina, South Carolina, Virginia, Alabama, Arkansas, Delaware, Florida, Georgia, Kentucky, Louisiana, Maryland, Mississippi, Pennsylvania, Tennessee and West Virginia.
For additional information contact:
Edwin E. Laws
Chief Financial Officer
(336) 526-6313